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                                                                     EXHIBIT 5.2










                                                               November 16, 1999




Visible Genetics Inc.
Suite 1000, Box 333
700 Bay Street
Toronto, Ontario
Canada M5G 1Z6

Gentlemen:

         RE:      Visible Genetics Inc.
                  REGISTRATION STATEMENT ON FORM F-3

         We have acted as Canadian counsel to Visible Genetics Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form F-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of (the "Offering") 5,283,758 common shares (the "Common Shares"), to be sold by the Selling Shareholders. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Registration Statement.

         In connection with the foregoing, we have examined copies of the Company's Amended and Restated Articles of Incorporation (the "Restated Articles of Incorporation") and the Amended and Restated by-laws, the Registration Statement and all exhibits thereto, the minutes of various meetings or unanimous written consents of the Board of Directors of the Company, and originals, photocopies or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities, as we deemed necessary to form the basis of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity and accuracy of all documents submitted to us as originals and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers of the Company and others.

         Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Common Shares, when sold by the Selling Shareholders, will be validly issued, fully paid and non-assessable.


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         We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and to the use of our name under the captions "Service and Enforcement of Legal Process" and "Legal Matters" in the Prospectus forming a part of the Registration Statement. We hereby also consent to the incorporation by reference of this consent into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder.


                                        Yours very truly

                                        /s/  GOLDMAN, SPRING, SCHWARTZ & KICHLER